                                                                 EXHIBIT (a)(41)

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has  increased in some cases and  decreased  in some  cases the  number of shares of  capital  stock of certain series that the  Corporation  has authority to issue in accordance  with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Five  Billion  (5,000,000,000)  shares  of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Seven
Billion (7,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock  that the  Corporation  was  authorized  to issue was Fifty
Million  Dollars  ($50,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Seventy Million Dollars ($70,000,000).

     SIXTH: Immediately prior to the Reallocation,  the nine (9) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

SERIES                                    NUMBER OF SHARES   AGGREGATE PAR VALUE
------                                    ----------------   -------------------

Equity Income Fund                           1,725,000,000       $  17,250,000
Value Fund                                     955,000,000           9,550,000
Real Estate Fund                               215,000,000           2,150,000
Small Cap Value Fund                           540,000,000           5,400,000
Equity Index Fund                              475,000,000           4,750,000
Mid Cap Value Fund                              65,000,000             650,000
Large Company Value Fund                       965,000,000           9,650,000
NT Large Company Value Fund                     30,000,000             300,000
NT Mid Cap Value Fund                           30,000,000             300,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                    NUMBER OF
                                                    SHARES            AGGREGATE
 SERIES NAME                  CLASS NAME            ALLOCATED         PAR VALUE
 -----------                  ----------            ---------         ---------

Equity Income Fund            Investor           1,250,000,000       $12,500,000
                              Institutional        125,000,000         1,250,000
                              R                     10,000,000           100,000
                              B                     10,000,000           100,000
                              Advisor              300,000,000         3,000,000
                              C                     30,000,000           300,000

Value Fund                    Investor             700,000,000        $7,000,000
                              Institutional        100,000,000         1,000,000
                              R                      5,000,000            50,000
                              Advisor              100,000,000         1,000,000
                              C                     10,000,000           100,000
                              A                     30,000,000           300,000
                              B                     10,000,000           100,000

Real Estate Fund              Investor             125,000,000        $1,250,000
                              Institutional         25,000,000           250,000
                              Advisor               35,000,000           350,000
                              C                     10,000,000           100,000
                              R                     10,000,000           100,000
                              B                     10,000,000           100,000

Small Cap Value Fund          Investor             300,000,000        $3,000,000
                              Institutional        100,000,000         1,000,000
                              R                     10,000,000           100,000
                              Advisor              125,000,000         1,250,000
                              C                      5,000,000            50,000

Equity Index Fund             Investor             100,000,000        $1,000,000
                              Institutional        375,000,000         3,750,000

Mid Cap Value Fund            Investor              50,000,000        $  500,000
                              Institutional          5,000,000            50,000
                              Advisor                5,000,000            50,000
                              R                      5,000,000            50,000

Large Company Value Fund      Investor             500,000,000        $5,000,000
                              Institutional        200,000,000         2,000,000
                              Advisor               75,000,000           750,000
                              C                     20,000,000           200,000
                              R                     10,000,000           100,000
                              A                    150,000,000         1,500,000
                              B                     10,000,000           100,000

NT Large Company Value Fund   Institutional         30,000,000          $300,000

NT Mid Cap Value Fund         Institutional         30,000,000          $300,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of

the  Corporation has allocated Five Billion  (5,000,000,000)  shares of the Five
Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation among the nine (9) Series of stock of the Corporation as follows:

 SERIES                                  NUMBER OF SHARES    AGGREGATE PAR VALUE
 ------                                  ----------------    -------------------

Equity Income Fund                          2,305,000,000        $  23,050,000
Value Fund                                  1,585,000,000           15,850,000
Real Estate Fund                              285,000,000            2,850,000
Small Cap Value Fund                          840,000,000            8,400,000
Equity Index Fund                             650,000,000            6,500,000
Mid Cap Value Fund                            135,000,000            1,350,000
Large Company Value Fund                    1,140,000,000           11,400,000
NT Large Company Value Fund                    30,000,000              300,000
NT Mid Cap Value Fund                          30,000,000              300,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the nine (9) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                  NUMBER OF
                                                  SHARES              AGGREGATE
 SERIES NAME              CLASS NAME              ALLOCATED           PAR VALUE
 -----------              ----------              ---------           ---------

Equity Income Fund        Investor             1,500,000,000        $15,000,000
                          Institutional          240,000,000          2,400,000
                          R                       20,000,000            200,000
                          B                       20,000,000            200,000
                          A                      475,000,000          4,750,000
                          C                       50,000,000            500,000

Value Fund                Investor             1,250,000,000        $12,500,000
                          Institutional          125,000,000          1,250,000
                          R                       20,000,000            200,000
                          C                       20,000,000            200,000
                          A                    1,500,000,000         1,5000,000
                          B                       20,000,000            200,000

Real Estate Fund          Investor               125,000,000         $1,250,000
                          Institutional           50,000,000            500,000
                          A                       50,000,000            500,000
                          C                       20,000,000            200,000
                          R                       20,000,000            200,000
                          B                       20,000,000            200,000

                                                  NUMBER OF
                                                  SHARES              AGGREGATE
 SERIES NAME                 CLASS NAME           ALLOCATED           PAR VALUE
 -----------                 ----------           ---------           ---------

Small Cap Value Fund         Investor             500,000,000        $5,000,000
                             Institutional        150,000,000         1,500,000
                             R                     50,000,000           200,000
                             Advisor              150,000,000         1,500,000
                             C                     20,000,000           200,000

Equity Index Fund            Investor             150,000,000        $1,500,000
                             Institutional        500,000,000         5,000,000

Mid Cap Value Fund           Investor              75,000,000        $  750,000
                             Institutional         20,000,000           200,000
                             Advisor               20,000,000           200,000
                             R                     20,000,000           200,000

Large Company Value Fund     Investor             550,000,000        $5,500,000
                             Institutional        200,000,000         2,000,000
                             C                     50,000,000           500,000
                             R                     20,000,000           200,000
                             A                    150,000,000         1,500,000
                             Advisor              150,000,000         1,500,000
                             B                     20,000,000           200,000

NT Large Company Value Fund  Institutional         30,000,000          $300,000

NT Mid Cap Value Fund        Institutional         30,000,000          $300,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 10th day of September, 2007.

ATTEST:                                AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan                      /s/ David H. Reinmiller
------------------------------------   ---------------------------------------
Name:   Otis H. Cowan                  Name:   David H. Reinmiller
Title:  Assistant Secretary            Title:  Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  CAPITAL  PORTFOLIOS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  September 10, 2007             /s/ David H. Reinmiller
                                       -----------------------------------------
                                       David H. Reinmiller, Vice President